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                                                                EXHIBIT (23)-(1)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Wisconsin Energy Corporation of our report dated January 29, 1997 appearing in Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the headings "Summary--Selected Financial Data--Wisconsin Energy" and "Experts" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data-- Wisconsin Energy."


                               PRICE WATERHOUSE LLP


 Milwaukee, Wisconsin
 August 27, 1997